Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1)(iii) of the Securities Exchange Act of 1934, as amended, each of the undersigned agrees that a single joint Schedule 13G and any amendments thereto may be filed on behalf of each of the undersigned with respect to the securities held by each of them in Talen Energy Corporation.  This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

Dated: February 12, 2016	CARLYLE/RIVERSTONE GLOBAL ENERGY & POWER FUND III, LP

By Carlyle/Riverstone Energy Partners III, L.P., its general partner

By C/R Energy GP III, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.

By C/R Energy GP III, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

C/R ENERGY GP III, LLC

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person

C/R ENERGY JADE, LLC

By Carlyle/Riverstone Global Energy & Power Fund III, L.P., its sole member

By Carlyle/Riverstone Energy Partners III, L.P., its general partner

By C/R Energy GP III, LLC, its general partner

	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Authorized Person